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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

BNY CAPITAL V
(Exact Name of Registrant as Specified in its Certificate of Trust)

Delaware                                                  13-7103738
(State of Incorporation or Organization)                  (I.R.S. Employer
                                                          Identification no.)

One Wall Street
New York, New York                                        10286
(Address of Principal Executive Offices)                  (Zip Code)


THE BANK OF NEW YORK COMPANY, INC.
(Exact Name of Registrant as Specified in its Certificate of Incorporation)

New York                                                   13-2614959
(State of Incorporation or Organization)                   (I.R.S. Employer
                                                           Identification no.)

One Wall Street
New York, New York                                         10286
(Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the                 If this form relates to the
registration of a class of securities       registration of a class of
pursuant to Section 12(b) of the            securities pursuant to Section 12(g)
Exchange Act and is effective               of the Exchange Act and is effective
pursuant to General Instruction A.(c),      pursuant to  General Instruction
check the following box. [X]                A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates:
333-103003, 103003-01, 103003-02, 103003-03, 103003-04.


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Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
         -------------------                -----------------------------------

         BNY Capital V                      New York Stock Exchange, Inc.
         5.95% Trust Preferred
         Securities, Series F
         (and the Guarantee
         by The Bank of New
         York Company, Inc.
         with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

         None
         (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.

         The 5.95% Trust Preferred Securities, Series F (the "Trust Preferred Securities") of BNY Capital V (the "Issuer Trust"), a statutory trust created under the laws of Delaware, registered hereby represent undivided beneficial interests in the assets of the Issuer Trust and are guaranteed by The Bank of New York Company, Inc. (the "Corporation"), a New York corporation, to the extent set forth in the form of Guarantee Agreement (the "Guarantee") by and between the Corporation, as Guarantor, and Bank One, National Association, as Guarantee Trustee, which is incorporated herein by reference to Exhibit 4.26 to the Registration Statement on Form S-3 (the "Registration Statement") of the Corporation and the Issuer Trust (File Nos. 333-103003 and 333-103003-01 through
04), filed with the Securities and Exchange Commission on February 26, 2003 and amended by pre-effective Amendment No. 1 filed March 4, 2003. The particular terms of the Trust Preferred Securities and the Guarantee are described in the prospectus (the "Prospectus") which forms a part of the Registration Statement. The Prospectus and the Guarantee are incorporated herein by reference as set forth in Item 2 below. Such Prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.   Exhibits.

Exhibit
-------
4(a) Certificate of Trust of BNY Capital V (incorporated by reference to Exhibit
     4.14 to the Registration Statement).

4(b) Trust Agreement of BNY Capital V (incorporated by reference to Exhibit 4.15 to the Registration Statement).

4(c) Form of Amended and Restated Trust Agreement of BNY Capital V (incorporated by reference to Exhibit 4.22 to the Registration Statement).

4(d) Form of Preferred Security Certificate (incorporated by reference to
     Exhibit 4.24 to the Registration Statement).

4(e) Form of Guarantee Agreement between The Bank of New York Company, Inc., as
     Guarantor, and Bank One, National Association, as Guarantee Trustee (incorporated by reference to Exhibit 4.26 to the Registration Statement).

4(f) Form of Junior Subordinated Indenture between The Bank of New York Company,
     Inc. and Bank One, National Association, as Trustee (incorporated by reference to Exhibit 4.13 to the Registration Statement).

99 Prospectus pertaining to the offer and sale of the Trust Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.


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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     BNY CAPITAL V

                                     By: The Bank of New York Company, Inc.,
                                     as Depositor

Date:  May 1, 2003                   By: /s/ Thomas J. Mastro
                                         ---------------------------------
                                     Name:  Thomas J. Mastro
                                     Title: Comptroller


                                     THE BANK OF NEW YORK COMPANY, INC.

Date:  May 1, 2003                   By: /s/ Thomas J. Mastro
                                         ---------------------------------
                                     Name:  Thomas J. Mastro
                                     Title: Comptroller



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